SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2003

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-18225	77-0059951

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Item 9. Regulation FD Disclosure.

     Cisco Systems, Inc. (the “Registrant”) from time to time makes merit-based, companywide stock option grants to its employees. On April 10, 2003, the Compensation and Management Development Committee of the Board of Directors of the Registrant approved the granting of merit-based stock options to eligible employees to purchase an aggregate of approximately 75 million shares of the Registrant’s common stock at an exercise price of $13.04 per share, which represents the closing selling price per share of common stock on the Nasdaq National Market on April 10, 2003. The Registrant intends to only file a Form 8-K regarding stock option grants when it makes merit-based, companywide grants to its employees.

     Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this report is not an indication that this report contains material information that is not otherwise publicly available.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: April 10, 2003	By:	/s/ Dennis Powell

	Name: Title:	Dennis Powell Senior Vice President, Corporate Finance